Exhibit 99.2

ThirdQuarter 2017 Earnings Presentation November 8, 2017 1

Forward Looking Statements This presentation includes statements that express Laureate's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements" within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate’s actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘may,’’ ‘‘will,’’ ‘‘should,’’ ‘‘seeks,’’ ‘‘approxim ately,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘estimates’’ or ‘‘anticipates’’ or similar expressions that concern our strategy, plans or intentions. All statements we make relating to gui dance, including total enrollments, estimated and projected Adjusted EBITDA and earnings, costs, expenditures (including capital expenditures), cash flows, growth rates, our hedging strategy, potential asset sales, currency rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward -looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expecte d. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that ou r assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipa te all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Repo rt on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 29, 2017, our Quarterly Report on Form 10-Q filed with the SEC on May 11, 2017, and on August 8, 2017, and our Quarterly Report on Form 10-Q to be filed with the SEC on the date of this presentation and other filings made with the SEC. These forward-looking statements speak only as of the time of this presentation and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law. In addition, this presentation contains various operating data, including mar ket share and market position, that are based on internal company data and management estimates. While management believes our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent sourc e and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under “ Market and Industry Data” in Laureate’s filings with the SEC. Presentation of Non-GAAP Measures This presentation contains certain non-GAAP measures which are provided to assist in an understanding of the business and performance of Laureate Education Inc. These measures should always be considered in conjunction with the appropriate GAAP measure. Reconciliations of non -GAAP measures to the relevant GAAP measures are provided in our SEC filings. 2 © 2017 Laureate Education, Inc.

Q32017 PERFORMANCE HIGHLIGHTS 3 © 2017 Laureate Education, Inc.

Q3 and YTD Q3 2017 Financial Performance Highlights Adj. EBITDA $87M (19%) Organic constant currency growth (1) Adj. EBITDA $477M +12% Organic constant currency growth (1) Revenue $983M +4% Organic constant currency growth (1) Revenue $3,117M +5% Organic constant currency growth (1) (1) Excludes impacts from FX, 2016 Divestitures and one-time expense associated with the debt refinancing in Q2 2017 Note: For Adjusted EBITDA, please refer to the EBITDA reconciliation as shown on our Quarterly Report on Form 10-Q 4 © 2017 Laureate Education, Inc. Total Enrollment: 1,079,700  3% organic growth vs. Sep 30, 2016 New Enrollment: 482,300  3% organic growth vs. YTD Q3 2016 3rd Quarter 2017 YTD 2017

Q3 ’17 Revenue and Adjusted EBITDA by Segment Organic Constant Currency (1) B/(W) vs Q3'16 (USD millions) B/(W) vs Q3'16 Q3'17 Q3'16 $ % $ % Revenues Brazil Mexico Andean & Iberian Central America & U.S. Campuses EMEAA Online & Partnerships Corporate & Eliminations Total Revenues 170.5 141.2 314.8 69.6 126.4 168.4 (7.4) 152.8 140.4 289.2 65.6 117.0 173.3 (8.4) 17.7 0.8 25.6 4.0 9.4 (4.9) 1.0 12% 1% 9% 6% 8% (3%) 12% 12.7 (6.4) 15.4 5.2 10.3 (5.5) 1.0 8% (5%) 5% 8% 9% (3%) 12% 983.4 929.9 53.5 6% 32.6 4% Adjusted EBITDA Brazil Mexico Andean & Iberian Central America & U.S. Campuses EMEAA Online & Partnerships Corporate & Eliminations Total Adjusted EBITDA 9.1 6.5 75.0 9.7 (13.7) 42.9 (43.0) 11.9 24.8 64.0 7.5 (24.4) 51.3 (36.4) (2.8) (18.3) 11.0 2.2 10.7 (8.4) (6.6) (24%) (74%) 17% 29% 44% (16%) (18%) (3.8) (19.0) 8.4 2.4 7.1 (8.3) (6.6) (32%) (77%) 13% 32% 32% (16%) (18%) 86.5 98.5 (12.0) (12%) (19.6) (19%) (1) Excludes impacts from FX and 2016 Divestitures. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2016 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures. 5 © 2017 Laureate Education, Inc.

YTD Q3 '17 Revenue and Adjusted EBITDA by Segment

(USD millions)	YTD Q3'17	YTD Q3'16	B/(W) vs YTD Q3'16 $	B/(W) vs YTD Q3'16 %	Organic Constant Currency [1] B/(W) vs YTD Q3'16 $	Organic Constant Currency [1] B/(W) vs YTD Q3'16 %
Revenues						
Brazil	548.0	479.6	68.4	14%	18.9	4%
Mexico	452.0	455.1	(3.1)	(1%)	13.0	3%
Andean & Iberian	930.3	835.5	94.8	11%	77.3	9%
Central America & U.S. Campuses	219.1	207.1	12.0	6%	16.3	8%
EMEAA	468.3	585.0	(116.7)	(20%)	40.2	9%
Online & Partnerships	521.0	531.1	(10.1)	(2%)	(9.8)	(2%)
Corporate & Eliminations	(21.9)	(25.1)	3.2	13%	3.2	13%
Total Revenues	**3,116.8**	**3,068.3**	**48.5**	**2%**	**159.1**	**5%**
Adjusted EBITDA						
Brazil	61.3	63.2	(1.9)	(3%)	(2.3)	(4%)
Mexico	78.6	89.3	(10.7)	(12%)	(6.2)	(7%)
Andean & Iberian	240.3	179.8	60.5	34%	60.1	33%
Central America & U.S. Campuses	38.5	31.7	6.8	21%	7.5	24%
EMEAA	54.2	68.0	(13.8)	(20%)	19.2	46%
Online & Partnerships	145.8	149.1	(3.3)	(2%)	(3.3)	(2%)
Corporate & Eliminations	(141.6)	(100.3)	(41.3)	(41%)	(18.5)	(18%)
Total Adjusted EBITDA	**477.0**	**480.7**	**(3.7)**	**(1%)**	**56.5**	**12%**

(1) Excludes impacts from FX, 2016 Divestitures and one-time expense associated with the debt refinancing in Q2 2017. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2016 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures and the one-time charge associated with the debt refinancing in Q2 2017.

© 2017 Laureate Education, Inc.

6

YTD Q3 2017 Enrollment by Segment • New Enrollments for YTD Q3 2017 increased 3% and Total Enrollments increased 3% versus on an organic basis (excluding 2016 divestitures(1)) YTD Q3 2016 New Enrollments Total Enrollments As of 9/30/2017 As of 9/30/2016 YTD Q3 2017 YTD Q3 2016 B/(W) YoY B/(W) YoY Total Organic Total Organic Brazil 143,700 129,600 11% 11% 275,000 262,100 5% 5% Mexico 105,800 105,800 0% 0% 212,300 212,500 0% 0% Andean & Iberian 121,900 121,800 0% 0% 329,800 314,600 5% 5% Central America & U.S. Campuses 40,800 39,200 4% 4% 71,000 69,200 3% 3% EMEAA 42,400 42,300 0% 2% 126,900 119,200 6% 6% Online & Partnerships 27,700 31,100 (11%) (11%) 64,700 69,800 (7%) (7%) (1) The divestiture of our Swiss institutions was completed in June 2016, and in July 2016 we completed the divestiture of our French institutions 7 © 2017 Laureate Education, Inc. Laureate482,300469,8003%3%1,079,7001,047,4003%3%

SEGMENT RESULTS OVERVIEW 8 © 2017 Laureate Education, Inc.

Significant Timing Items Impacting Year-over-Year Comparability

Timing adjusted results presented on the following segment pages include the following impacts:

- **Mexico:** Magnitude 7.1 earthquake struck on September 19th with its epicenter in Puebla, which heavily impacted Mexico City as well as 7 other Mexican states
  - Delaying classes and shifting of Revenue from Q3 to Q4 2017, plus additional expenses for repairs
- **Peru:** Severe flooding hit Lima in March 2017
  - Shifting classes and Revenue from Q1 to Q3 2017
- **Chile:** Student class disruptions in Q2 2016
  - Shifting Revenue from Q2 to Q3 & Q4 2016 (prior year)

	Favorable/(Unfavorable)	Revenue Timing Items			Adj. EBITDA Timing Items		
Q3	*(in USD millions)*	Q3 '17	Q3 '16	Δ $	Q3 '17	Q3 '16	Δ $
	2017 Mexico Earthquake (Q3 shift to Q4 2017)	(11.7)	-	(11.7)	(11.7)	-	(11.7)
	2016 Chile Class Disruption (Q2 2016 shift to Q3 & Q4 2016)	-	12.0	(12.0)	-	12.0	(12.0)
	2017 Peru Floods (Q1 shift to Q3 2017)	11.9	-	11.9	11.9	-	11.9
	Total Timing Items	**0.2**	**12.0**	**(11.8)**	**0.2**	**12.0**	**(11.8)**
	2017 Mexico Earthquake (one-time repairs)	-	-	-	(2.7)	-	(2.7)
YTD Q3	*(in USD millions)*	YTD Q3 '17	YTD Q3 '16	Δ $	YTD Q3 '17	YTD Q3 '16	Δ $
	2017 Mexico Earthquake (Q3 shift to Q4 2017)	(11.7)	-	(11.7)	(11.7)	-	(11.7)
	2016 Chile Class Disruption (Q2 2016 shift to Q3 & Q4 2016)	-	(18.0)	18.0	-	(18.0)	18.0
	Total Timing Items	**(11.7)**	**(18.0)**	**6.3**	**(11.7)**	**(18.0)**	**6.3**
	2017 Mexico Earthquake (one-time repairs)	-	-	-	(2.7)	-	(2.7)

Enrollment timing: Timing of summer intake in Walden shifted new enrollment activity from Q2 2016 to Q3 2017 (1,200 students); EMEAA shifted new enrollments intake of 1,600 students from Q4 in 2016 to Q3 in 2017 due to timing intake at one institution; see segment pages that follow for timing adjusted enrollment results

© 2017 Laureate Education, Inc. 9

Segment Results Overview – Total Company

- For Laureate, Q1 and Q3 represent our two largest intake periods, accounting for approximately 80% of total new enrollment activity for the year, but are seasonally low from a P&L perspective
  - Q3 new enrollments increased 4% vs. prior year Q3
  - On an organic constant currency[1] basis, Q3 '17 Revenue increased $33M or 4% vs. prior year. Adjusted for $12M of net unfavorable timing impacts, Q3 '17 Revenue increased 5%
  - Q3 '17 Adjusted EBITDA decreased ($20M) or (19%) vs. prior year. Adjusted for $12M of unfavorable timing and $3M of expenses incurred related to the Mexico earthquake, Q3 '17 Adjusted EBITDA decreased (5%) on an organic constant currency[1] basis during a seasonally low earnings quarter, mainly due to various expense timing items
- YTD Q3 '17 results reflect solid performance
  - On an organic constant currency[1] basis, YTD Q3 '17 Revenue increased $159M or 5% vs. prior year
  - YTD Q3 '17 Adjusted EBITDA increased $57M or 12% on an organic constant currency[1] basis.
  - Earthquake in Mexico resulted in an estimated loss of 4,000 – 5,000 enrollments for 2H 2017

Organic [1] Y-o-Y Results

	New Enroll.	Total Enroll.	Rev.	Adj. EBITDA
Q3	+4%	+3%	+4%	(19%)
YTD Q3	+3%	+3%	+5%	12%

Organic [1] Y-o-Y Results (Timing Adjusted)

Shaded cells represents timing adjusted results

	New Enroll.	Total Enroll.	Rev.	Adj. EBITDA
Q3	+4%	+3%	+5%	(5%)
YTD Q3	+3%	+3%	+5%	12%



(1) Excludes impacts from FX, 2016 Divestitures and one-time expense associated with the debt refinancing in Q2 2017

© 2017 Laureate Education, Inc.
10

Segment Results Overview – Brazil

- Third quarter results reflect strong secondary intake (especially in distance learning – DL) with some timing impacting Revenue and Adjusted EBITDA in a seasonally low quarter
  - Q3 new enrollments increased 22% vs. prior year; +12% in face-to-face and +90% in DL
  - On an organic constant currency[(1)] basis, Q3 '17 Revenue increased $13M or 8% vs. prior year
  - Q3 '17 Adjusted EBITDA decreased ($4M) or (32%) vs. prior year, due to timing impacts and seasonality
- YTD Q3 '17 results reflect strong performance in enrollments with mix impacting growth in revenue per student
  - On an organic constant currency[(1)] basis, YTD Q3 '17 Revenue increased $19M or 4% vs. prior year
  - YTD Q3 '17 Adjusted EBITDA decreased ($2M) or (4%) vs. prior year on an organic constant currency[(1)] basis, skewed by some timing impacts as well as additional marketing expenses that helped drive the strong secondary intake; we expect to see growth in margins and EBITDA following the revenue performance trends to-date, as that market is performing well for us

Organic [(1)] Y-o-Y Results

	New Enroll.	Total Enroll.	Rev.	Adj. EBITDA
Q3	+22%	+5%	+8%	(32%)
YTD Q3	+11%	+5%	+4%	(4%)


UNIFACS
Salvador
UP Universidade Potiguar
Natal / Mossoró
FPB
João Pessoa
UNINORTE
Manaus
GUARARAPES
Jaboatão dos Guararapes
universidade anhembi morumbi
São Paulo
IBMR
Rio de Janeiro
FMU
São Paulo
São Paulo
FADERGS
Porto Alegre
UniRitter
Porto Alegre

(1) Excludes impact from FX

© 2017 Laureate Education, Inc. 11

Segment Results Overview – Mexico

- Mexico results were impacted by the September 19th earthquake
  - Earthquake shifted revenues and classes from Q3 2017 to Q4 2017, and resulted in an estimated loss of 4,000 – 5,000 total enrollments for 2H 2017
  - Q3 new enrollment intake decreased (4%) vs. prior year Q3, impacted by the earthquake and low consumer sentiment
  - On an organic constant currency[(1)] basis, Q3 '17 Revenue decreased ($6M) or (5%). Adjusted for $12M in unfavorable revenue timing, Q3 '17 revenue increased 4% during a largely out-of-session quarter
  - Q3 '17 Adjusted EBITDA decreased ($19M) or (77%), on an organic constant currency[(1)] basis. Adjusted for $12M of unfavorable timing and $3M of expenses incurred related to the earthquake, Q3 '17 Adjusted EBITDA decreased (19%) in a seasonally weak quarter
- YTD Q3 '17 results reflect the impact from the earthquake as well as continued fatigue in consumer sentiment in Mexico
  - On an organic constant currency[(1)] basis, YTD Q3 '17 Revenue increased $13M or 3%. Adjusted for $12M of unfavorable revenue, Revenue increase 5%
  - YTD Q3 '17 Adjusted EBITDA decreased ($6M) or (7%) on an organic constant currency[(1)] basis. Adjusted for $12M of unfavorable timing and $3M of expenses incurred related to the earthquake, YTD Q3 '17 Adjusted EBITDA increased 9%

Organic [(1)] Y-o-Y Results

	New Enroll.	Total Enroll.	Rev.	Adj. EBITDA
Q3	(4%)	0%	(5%)	(77%)
YTD Q3	+0%	0%	+3%	(7%)

Shaded cells represents timing adjusted results

Organic [(1)] Y-o-Y Results (Timing Adjusted)

	New Enroll.	Total Enroll.	Rev.	Adj. EBITDA
Q3	(4%)	0%	+4%	(19%)
YTD Q3	+0%	0%	+5%	+9%



Mainly in Mexico City
National Presence

(1) Excludes impact from FX

© 2017 Laureate Education, Inc.
12

Segment Results Overview – Andean & Iberian

- Third quarter results reflect solid trends in all markets except Chile, which was impacted by the 2016 regulatory changes
  - Q3 new enrollment intake increased 4% vs. prior year
  - On an organic constant currency(1) basis, Q3 '17 Revenue increased $15M or 5% vs. prior year
  - Q3 '17 Adjusted EBITDA increased $8M or 13% on an organic constant currency(1) basis vs. prior year
- YTD Q3 '17 comparability impacted by the timing of 2016 Chile class disruption
  - YTD Q3 new enrollment intake was essentially flat vs. prior year. Excluding Chile, YTD Q3 new enrollment for the other markets was up 4%
  - On an organic constant currency(1) basis, YTD Q3 '17 Revenue increased $77M or 9%. Adjusted for ($18M) of 2016 Chile class disruption timing, Revenue increased 7%
  - YTD Q3 '17 Adjusted EBITDA increased $60M or 33% on an organic constant currency(1) basis. Adjusted for the 2016 Chile class disruption timing, YTD Q3 '17 Adjusted EBITDA increased 23%

Organic (1) Y-o-Y Results

	New Enroll.	Total Enroll.	Rev.	Adj. EBITDA
Q3	+4%	+5%	+5%	+13%
YTD Q3	0%	+5%	+9%	+33%

Organic (1) Y-o-Y Results (Timing Adjusted)

Shaded cells represents timing adjusted results

	New Enroll.	Total Enroll.	Rev.	Adj. EBITDA
Q3	+4%	+5%	+5%	+13%
YTD Q3	0%	+5%	+7%	+23%



Presence in Lima
Presence in Lima, Trujillo and Cajamarca
CIBERTEC
Presence in Lima, Trujillo and Arequipa
UNIVERSIDAD ANDRES BELLO
National Presence
UDLA
National Presence
Viña del Mar
AIEP
National Presence
Universidad Europea
Universidade Europeia

(1) Excludes impact from FX

© 2017 Laureate Education, Inc.
13

Segment Results Overview – Central America & U.S. Campuses [(1)]

- Low single digit enrollment growth driving mid-high single digit revenue growth, with faster growth in higher price point markets. Margins have improved through scaling of smaller assets in the segment
  - Q3 new enrollment increased 3% vs. prior year Q3
  - On an organic constant currency[(2)] basis, Q3 ’17 Revenue increased $5M or 8% vs. prior year
  - Q3 ’17 Adjusted EBITDA increased $2M or 32% vs. prior year, on an organic constant currency[(2)] basis
- YTD Q3 ’17 results in line with quarter performance
  - On an organic constant currency[(2)] basis, YTD Q3 ’17 Revenue increased $16M or 8% vs. prior year
  - YTD Q3 ’17 Adjusted EBITDA increased $8M or 24% vs. prior year on an organic constant currency[(2)] basis

Organic [(2)] Y-o-Y Results

	New Enroll.	Total Enroll.	Rev.	Adj. EBITDA
Q3	+3%	+3%	+8%	32%
YTD Q3	+4%	+3%	+8%	24%


UNIVERSITY OF ST. AUGUSTINE
unitec
UNIVERSIDAD LATINA DE COSTA RICA
uam
UNIVERSIDAD AMERICANA
uip

(1) Includes Kendall College and NewSchool of Architecture & Design (not shown in map)
(2) Excludes impact from FX

© 2017 Laureate Education, Inc. 14

Segment Results Overview – EMEAA

- Q3 financial results remain strong
  - Q3 new enrollment intake increased 7% vs. prior year impacted by timing. Adjusted for timing, new enrollments would be flat year over year, consistent with prior quarters and the continued planned strategic shift to longer length of stay and more profitable programs in certain markets
  - On an organic constant currency[1] basis, Q3 '17 Revenue increased $10M or 9% vs. prior year
  - Q3 '17 Adjusted EBITDA increased $7M or 32% on an organic constant currency[1] basis vs. prior year
- YTD results reflect strong revenue performance and margin expansion
  - On an organic constant currency[1] basis, YTD Q3 '17 Revenue increased $40M or 9% vs. prior year
  - YTD Q3 '17 Adjusted EBITDA increased $19M or 46% on an organic constant currency[1] basis vs. prior year due to robust margin expansion and favorable expense timing items

Organic [1] Y-o-Y Results

	New Enroll.	Total Enroll.	Rev.	Adj. EBITDA
Q3	+7%	+6%	+9%	32%
YTD Q3	+2%	+6%	+9%	46%

Organic [1] Y-o-Y Results (Timing Adjusted)

Shaded cells represents timing adjusted results

	New Enroll.	Total Enroll.	Rev.	Adj. EBITDA
Q3	0%	+6%	+9%	32%
YTD Q3	(1%)	+6%	+9%	46%


University of Applied Sciences Europe
NABA
Domus Academy
Colleges of Excellence
STAMFORD UNIVERSITY
INTI
TORRENS UNIVERSITY AUSTRALIA
MONASH SOUTH AFRICA
UPES
Pearl Academy

(1) Excludes impacts from FX and 2016 Divestitures.

© 2017 Laureate Education, Inc. 15

Segment Results Overview – Online & Partnerships

- Third quarter results were significantly unfavorably impacted by the decision to focus on marketing efficiency versus volume, causing us to have insufficient leads for our Walden brand. We also continued our planned discontinuation of certain lower margin programs to rebalance student enrollments to longer length of stay with higher contribution margins
  - Q3 new enrollment decreased (22%) adjusted for the timing shift in the intake at Walden from Q2 to Q3 2017
  - Q3 '17 Revenue decreased ($6M) or (3%) and Q3 '17 Adjusted EBITDA decreased ($8M) or (16%) on an organic constant currency[1] basis, primarily due to reduced volumes
- YTD Q3 '17 results reflect better pricing and cost controls
  - YTD Q3 new enrollment decreased (11%) and total enrollment decreased (7%)
  - On an organic constant currency[1] basis, YTD Q3 '17 Revenue decreased ($10M) or (2%) vs. prior year
  - YTD Q3 '17 Adjusted EBITDA decreased only ($3M) or (2%) on an organic constant currency[1] basis, due to tight expense management

Organic [1] Y-o-Y Results

	New Enroll.	Total Enroll.	Rev.	Adj. EBITDA
Q3	(13%)	(7%)	(3%)	(16%)
YTD Q3	(11%)	(7%)	(2%)	(2%)

Organic [1] Y-o-Y Results (Timing Adjusted)

Shaded cells represents timing adjusted results

	New Enroll.	Total Enroll.	Rev.	Adj. EBITDA
Q3	(22%)	(7%)	(3%)	(16%)
YTD Q3	(11%)	(7%)	(2%)	(2%)


WALDEN UNIVERSITY
UNIVERSITY OF LIVERPOOL
(2)
UNIVERSITY OF MIAMI

(1) Excludes impact from FX
(2) University of Miami is not consolidated; partnership model

© 2017 Laureate Education, Inc.
16

2017 OUTLOOK 17 © 2017 Laureate Education, Inc.

FY 2017 Updated Guidance

- **Total Enrollments:** lowering range to 1.5% - 2.0% organic growth to 1,059,000 to 1,064,000 total enrollments due to Mexico earthquake (estimated loss of 4,000-5,000 students) and weak performance in our domestic online business
- **Revenue:** narrowing guidance to 5.0% growth on an organic constant currency basis
- **Adjusted EBITDA:** maintaining range of 8.5% - 9.5% growth on an organic constant currency basis; plus incremental uplift from accelerator plan
- **FX:** recent strengthening of US dollar versus key currencies in high earnings quarter results in slight FX deterioration
- **Capex:** reducing range to 6.0% - 7.0% of organic constant currency revenue, due primarily to timing shift to 2018

($ millions, rounded)	Revenue		Adjusted EBITDA	
	Prior Guidance	**Revised Guidance**	**Prior Guidance**	**Revised Guidance**
2016 Reported Results	**$4,244**	**$4,244**	**$766**	**$766**
2016 Asset Dispositions [(1)]	($142)	($142)	($27)	($27)
PF 2016 Baseline	$4,102	$4,102	$739	$739
2017 Forecasted Constant Currency Growth	$205 - $246	$205	$63 - $70	$63 - $70
% organic constant currency growth	5.0% - 6.0%	5.0%	8.5% - 9.5%	8.5% - 9.5%
FX Impact y-o-y [(2)]	$38	$38	($3)	($9)
Accelerator Plan	-	-	$10 -$12	$10 -$12
2017 Guidance @spot FX (ex-Debt Refi charges)	**$4,345 - $4,386**	**$4,345**	**$809 - $818**	**$803 - $812**
Debt Refinancing Cost (One-time)	-	-	($23)	($23)
2017 Expected Reported	**$4,345 - $4,386**	**$4,345**	**$786 - $795**	**$780 - $789**

(1) Represents the contribution from France and Switzerland to Revenue and Adjusted EBITDA during 2016

(2) Based on actual FX rates for Jan – Oct 2017, and current spot FX rates (local currency per U.S. dollar) of MXN 19.02, BRL 3.27, CLP 631.00, PEN 3.63, EUR 0.86 for Nov – Dec 2017. FX impact may change based on fluctuations in currency rates in future periods

Note: An outlook for 2017 net income and reconciliation of the forward-looking 2017 Adjusted EBITDA outlook to net income are not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation.

© 2017 Laureate Education, Inc.
18

Q4 2017 Guidance Revenue Adjusted EBITDA ($ millions, rounded) 4Q 2017 Forecasted Constant Currency Growth including Accelerator Plan $45 $16 - $25 FX Impact y-o-y (1) $7 $2 (1) Based on current spot FX rates (local currency per U.S. dollar) of MXN 19.02, BRL 3.27, CLP 631.00, PEN 3.63, EUR 0.86 for Nov – Dec 2017. FX impact may change based on fluctuations in currency rates in future periods Note: An outlook for 2017 net income and reconciliation of the forward-looking 2017 Adjusted EBITDA outlook to net income are not being provided as the company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlook and reconciliation. 19 © 2017 Laureate Education, Inc. 4Q 2017 Guidance @spot FX $1,228 $303 - $312 4Q 2016 Reported Results $1,176 $285

OTHER UPDATES 20 © 2017 Laureate Education, Inc.

Share Count and Capital Structure For Q4 2017, assuming no conversion of the Series A Preferred - - Basic shares: 187.3M - Series A Preferred charge to EPS: ($107M) Expected issuance of up to 36M shares related to the Series A Preferred when converted to common stock - Following the refinancing of the Corporate debt in April of this year, the Company is actively engaged in a hedging strategy to better match its currencies of debt liabilities and cash flow producing markets - The Company is continuing to make progress on its project to swap US Dollar denominated debt into local currency debt either through local borrowing used to repay US debt, or through synthetic hedging instruments - Term sheets have been agreed to in multiple markets and we anticipate completion of a significant portion of the project before year-end - 21 © 2017 Laureate Education, Inc. Capital Structure Update Share Count & Beneficial Conversion Reminder

APPENDIX 22 © 2017 Laureate Education, Inc.

Seasonality: Main Enrollment Intakes • Q1 and Q3 are peak intake quarters, but seasonally weak earnings quarters as institutions are largely out of session during the summer season – – Q1 represents the large intake for our Southern Hemisphere institutions (Brazil, Andean & Iberian) Q3 represents the large intake for our Northern Hemisphere institutions (Mexico, CentAm &US Campus Based, EMEAA, Online & Partnerships) 23 © 2017 Laureate Education, Inc.

Intra-Year Seasonality Trends • Large intake cycles at end of Q1 (Southern Hemisphere) and end of Q3 (Northern Hemisphere) drive seasonality of earnings (Q2 and Q4 are our strongest earnings quarters) Academic Calendar Academic Calendar 46% 46% 29% 30% 29% 28% 30% 29% 42% 42% 42% 40% 28% 27% 37% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2013 2014 2015 2016 2013 2014 2015 2016 Factors Affecting Seasonality 47% 45% 45% Intake cycles - 43% 36% 37% 35% 35% Q1 Southern Hemisphere – Q3 Northern Hemisphere – 7% 7% Academic calendar 6% 7% - FX trends - Q1 Q2 Q3 Q4 2013 2014 2015 2016 24 © 2017 Laureate Education, Inc. 12% 14% 11% 12% New Enrollments Seasonality 23% 20% 20% 21% 21% 22% 22%22% 7% 10% 17% 13% 4% 5% 32% 9% 9% Adj. EBITDA Seasonality Revenue Seasonality

Financial Tables

Consolidated Statements of Operations

	For the three months ended September 30,			For the nine months ended September 30,		
IN MILLIONS	2017[2]	2016	Change	2017[2]	2016	Change
Revenues	$ 983.4	$ 929.9	$ 53.5	$ 3,116.8	$ 3,068.3	$ 48.5
Costs and expenses:						
Direct costs	924.1	864.2	59.9	2,719.6	2,697.8	21.8
General and administrative expenses	65.0	53.2	11.8	221.9	158.6	63.3
Operating (loss) income	(5.7)	12.5	(18.2)	175.3	211.9	(36.6)
Interest income	5.8	3.4	2.4	15.0	13.3	1.7
Interest expense	(76.5)	(104.8)	28.3	(278.0)	(314.4)	36.4
Loss on debt extinguishment	—	(15.7)	15.7	(8.4)	(17.4)	9.0
Gain (loss) on derivatives	(19.9)	0.5	(20.4)	19.2	(8.2)	27.4
Other (expense) income, net	(0.7)	0.4	(1.1)	(0.7)	(1.0)	0.3
Foreign currency exchange gain (loss), net	7.3	26.3	(19.0)	(0.1)	80.3	(80.4)
Gain (loss) on sales of subsidiaries, net	—	155.2	(155.2)	(0.2)	398.4	(398.6)
(Loss) income from continuing operations before income taxes and equity in net income of affiliates	(89.6)	77.8	(167.4)	(78.0)	362.9	(440.9)
Income tax (expense) benefit	(13.9)	3.1	(17.0)	(28.8)	(35.2)	6.4
Equity in net income of affiliates, net of tax	—	—	—	—	—	—
Net (loss) income	(103.5)	80.9	(184.4)	(106.7)	327.7	(434.4)
Net loss attributable to noncontrolling interests	5.5	5.4	0.1	2.4	2.8	(0.4)
Net (loss) income attributable to Laureate Education, Inc.	$ (98.0)	$ 86.3	$ (184.3)	$ (104.4)	$ 330.5	$ (434.9)
Accretion of Series A convertible redeemable preferred stock and other redeemable noncontrolling interests and equity	$ (84.1)	$ 2.2	$ (86.3)	$ (192.1)	$ 3.2	$ (195.3)
Net (loss) income available to common stockholders	$ (182.0)	$ 88.5	$ (270.5)	$ (296.5)	$ 333.8	$ (630.3)
Basic and diluted (loss) earnings per share:						
Basic weighted average shares outstanding	178,871	133,303	45,568	167,261	133,291	33,970
Dilutive weighted average shares outstanding	178,871	134,229	44,642	167,261	134,217	33,044
Basic (loss) earnings per share	$ (1.02)	$ 0.66	$ (1.68)	$ (1.77)	$ 2.50	$ (4.27)
Diluted (loss) earnings per share	$ (1.02)	$ 0.66	$ (1.68)	$ (1.77)	$ 2.49	$ (4.26)

[2] Financial results for 2017 as compared to 2016 were affected by the sale of two business units in France (EMEAA segment) and Switzerland (GPS segment) during 2016.

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

© 2017 Laureate Education, Inc.
25

Financial Tables

Revenue and Adjusted EBITDA by segment

IN MILLIONS

For the quarter ended September 30,	2017	2016	% Change: Reported	% Change: Organic Constant Currency[3]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: One-time items	$ Variance Components: Acq/ Div.	$ Variance Components: FX
Revenues									
Brazil	$ 170.5	$ 152.8	12%	8%	$ 17.7	$ 12.7	$ —	$ —	$ 5.0
Mexico	141.2	140.4	1%	(5)%	0.8	(6.4)	—	—	7.2
Andean & Iberian	314.8	289.2	9%	5%	25.6	15.4	—	—	10.2
Central America & U.S. Campuses	69.6	65.6	6%	8%	4.0	5.2	—	—	(1.2)
EMEAA	126.4	117.0	8%	9%	9.4	10.3	—	(2.4)	1.5
Online & Partnerships	168.4	173.3	(3)%	(3)%	(4.9)	(5.5)	—	—	0.6
Corporate & Eliminations	(7.4)	(8.4)	12%	12%	1.0	1.0	—	—	—
Total Revenues	$ 983.4	$ 929.9	6%	4%	$ 53.5	$ 32.6	$ —	$ (2.4)	$ 23.3
Adjusted EBITDA									
Brazil	$ 9.1	$ 11.9	(24)%	(32)%	$ (2.8)	$ (3.8)	$ —	$ —	$ 1.0
Mexico	6.5	24.8	(74)%	(77)%	(18.3)	(19.0)	—	—	0.7
Andean & Iberian	75.0	64.0	17%	13%	11.0	8.4	—	—	2.6
Central America & U.S. Campuses	9.7	7.5	29%	32%	2.2	2.4	—	—	(0.2)
EMEAA	(13.7)	(24.4)	44%	32%	10.7	7.1	—	2.4	1.2
Online & Partnerships	42.9	51.3	(16)%	(16)%	(8.4)	(8.3)	—	—	(0.1)
Corporate & Eliminations	(43.0)	(36.4)	(18)%	(18)%	(6.6)	(6.6)	—	—	—
Total Adjusted EBITDA	$ 86.5	$ 98.5	(12)%	(19)%	$ (12.0)	$ (19.6)	$ —	$ 2.4	$ 5.2

[3] Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2016 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

© 2017 Laureate Education, Inc.

26

Financial Tables

Revenue and Adjusted EBITDA by segment

IN MILLIONS

For the nine months ended September 30,	2017	2016	% Change: Reported	% Change: Organic Constant Currency[3]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	$ Variance Components: One-time items	$ Variance Components: Acq/ Div.	$ Variance Components: FX
Revenues									
Brazil	$ 548.0	$ 479.6	14%	4%	$ 68.4	$ 18.9	$ —	$ —	$ 49.5
Mexico	452.0	455.1	(1)%	3%	(3.1)	13.0	—	—	(16.1)
Andean & Iberian	930.3	835.5	11%	9%	94.8	77.3	—	—	17.5
Central America & U.S. Campuses	219.1	207.1	6%	8%	12.0	16.3	—	—	(4.3)
EMEAA	468.3	585.0	(20)%	9%	(116.7)	40.2	—	(141.9)	(15.0)
Online & Partnerships	521.0	531.1	(2)%	(2)%	(10.1)	(9.8)	—	—	(0.3)
Corporate & Eliminations	(21.9)	(25.1)	13%	13%	3.2	3.2	—	—	—
Total Revenues	$3,116.8	$3,068.3	2%	5%	$ 48.5	$ 159.1	$ —	$(141.9)	$ 31.3
Adjusted EBITDA									
Brazil	$ 61.3	$ 63.2	(3)%	(4)%	$ (1.9)	$ (2.3)	$ —	$ —	$ 0.4
Mexico	78.6	89.3	(12)%	(7)%	(10.7)	(6.2)	—	—	(4.5)
Andean & Iberian	240.3	179.8	34%	33%	60.5	60.1	—	—	0.4
Central America & U.S. Campuses	38.5	31.7	21%	24%	6.8	7.5	—	—	(0.7)
EMEAA	54.2	68.0	(20)%	46%	(13.8)	19.2	—	(26.6)	(6.4)
Online & Partnerships	145.8	149.1	(2)%	(2)%	(3.3)	(3.3)	—	—	—
Corporate & Eliminations	(141.6)	(100.3)	(41)%	(18)%	(41.3)	(18.5)	(22.8)	—	—
Total Adjusted EBITDA	$ 477.0	$ 480.7	(1)%	12%	$ (3.7)	$ 56.5	$(22.8)	$ (26.6)	$(10.8)

[3] Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2016 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures and the one-time charge associated with our debt refinancing transactions in the second quarter of 2017.

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

© 2017 Laureate Education, Inc.
27

Financial Tables Consolidated Balance Sheets IN MILLIONS September 30, 2017 December 31, 2016 Change Assets  Cash and cash equivalents $505.0 $465.0 $40.0  Receivables (current), net 599.1 334.8 264.3  Other current assets 363.6 316.0 47.6   Current assets held for sale 92.2 — 92.2  Property and equipment, net 2,030.2 2,151.6 (121.4) Goodwill and other intangible assets 3,401.8 3,288.8 113.0  Other long-term assets 510.7 506.3 4.4   Long-term assets held for sale 279.8 — $279.8  Total assets $7,782.6 $7,062.5 $720.1    Liabilities and stockholders' equity  Accounts payable and accrued expenses $700.1 $695.2 $4.9  Deferred revenue and student deposits 729.9 362.9 367.0  Total long-term debt, including current portion 3,210.4 3,808.4 (598.0) Total due to shareholders of acquired companies, including current portion 81.2 211.0 (129.8) Other liabilities 930.3 963.7 (33.4)  Current and long-term liabilities held for sale 231.5 — 231.5  Total liabilities 5,883.4 6,041.2 (157.8) Convertible redeemable preferred stock 302.7 — 333.0 (30.3) Redeemable noncontrolling interests and equity 14.2 23.9 (9.7) Total stockholders' equity 1,582.2 664.4 917.8  Total liabilities and stockholders' equity $7,782.6 $7,062.5 $720.1

Financial Tables Consolidated Statements of Cash Flows  For the nine months ended September 30, IN MILLIONS 2017 2016 Change Cash flows from operating activities  Net (loss) income $(106.7) $327.7 $(434.4) Depreciation and amortization 199.4 202.7 (3.3) Loss (gain) on sale of subsidiary and disposal of property and equipment 3.1 (398.5) 401.6  (Gain) loss on derivative instruments (19.6) 7.2 (26.8) Loss on debt extinguishment 8.4 17.4 (9.0) Payment of redemption and call premiums and fees on debt modification (65.2) — (65.2) Interest paid on deferred purchase price for acquisitions (39.4) — (39.4) Unrealized foreign currency exchange loss (gain) 4.9 (73.6) 78.5  Income tax receivable/payable, net (19.8) (23.6) 3.8  Working capital, excluding tax accounts 33.6 (0.6) 34.2  Other non-cash adjustments 146.3 137.2 9.1  Net cash provided by operating activities 144.8 196.0 (51.2) Cash flows from investing activities  Purchase of property and equipment (134.6) (132.9) (1.7) Expenditures for deferred costs (12.7) (14.0) 1.3  Receipts from sale of subsidiary and property and equipment 1.2 553.9 (552.7) Investing other, net (4.0) (14.7) 10.7  Net cash (used in) provided by investing activities (150.2) 392.3 (542.5) Cash flows from financing activities  (Decrease) increase in long-term debt, net (345.8) (524.6) 178.8  Payments of deferred purchase price for acquisitions (93.8) (9.6) (84.2) Proceeds from issuance of convertible redeemable preferred stock, net of issuance costs 55.3 — 55.3  Proceeds from initial public offering, net of issuance costs 456.4 — 456.4  Payments of debt issuance costs (11.3) (10.6) (0.7) Financing other, net (6.9) (27.9) 21.0  Net cash provided by (used in) financing activities 53.8 (572.7) 626.5  Effects of exchange rate changes on cash 26.1 7.2 18.9  Change in cash included in current assets held for sale (34.5) — (34.5) Net change in cash and cash equivalents 40.0 22.8 17.2  Cash and cash equivalents at beginning of period 465.0 458.7 6.3  Cash and cash equivalents at end of period $505.0 $481.5 $23.5  Liquidity (including Undrawn Revolver) $890.0 $748.0 $142.0

Financial Tables

Non-GAAP Reconciliation

IN MILLIONS	For the three months ended September 30, 2017	2016	Change	For the nine months ended September 30, 2017	2016	Change
Net (loss) income	$ (103.5)	$ 80.9	$ (184.4)	$ (106.7)	$ 327.7	$ (434.4)
Plus:						
Equity in net income of affiliates, net of tax	—	—	—	—	—	—
Income tax expense (benefit)	13.9	(3.1)	17.0	28.8	35.2	(6.4)
(Loss) income from continuing operations before income taxes and equity in net income of affiliates	(89.6)	77.8	(167.4)	(78.0)	362.9	(440.9)
Plus:						
(Gain) loss on sale of subsidiaries, net	—	(155.2)	155.2	0.2	(398.4)	398.6
Foreign currency exchange (gain) loss, net	(7.3)	(26.3)	19.0	0.1	(80.3)	80.4
Other expense (income), net	0.7	(0.4)	1.1	0.7	1.0	(0.3)
Loss (gain) on derivatives	19.9	(0.5)	20.4	(19.2)	8.2	(27.4)
Loss on debt extinguishment	—	15.7	(15.7)	8.4	17.4	(9.0)
Interest expense	76.5	104.8	(28.3)	278.0	314.4	(36.4)
Interest income	(5.8)	(3.4)	(2.4)	(15.0)	(13.3)	(1.7)
Operating (loss) income	(5.7)	12.5	(18.2)	175.3	211.9	(36.6)
Plus:						
Depreciation and amortization	67.9	66.8	1.1	199.4	202.7	(3.3)
EBITDA	62.2	79.3	(17.1)	374.7	414.6	(39.9)
Plus:						
Share-based compensation expense [(4)]	8.6	8.0	0.6	44.0	28.9	15.1
Loss on impairment of assets	—	—	—	—	—	—
EiP implementation expenses [(5)]	15.7	11.2	4.5	58.3	37.2	21.1
Adjusted EBITDA	$ 86.5	$ 98.5	$ (12.0)	$ 477.0	$ 480.7	$ (3.7)

[(4)] Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718.
[(5)] EiP implementation expenses are related to our enterprise-wide initiative to optimize and standardize our processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. The first wave of EiP, which began in 2014, is expected to be substantially completed by 2017 and includes the establishment of regional SSOs around the world, as well as improvements to our system of internal controls over financial reporting. Given the success of the first wave of EiP, we now anticipate expanding the initiative into other back- and mid-office areas in order to generate additional efficiencies and create a more efficient organizational structure. Also included in EiP are certain non-recurring costs incurred in connection with the planned dispositions.

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

© 2017 Laureate Education, Inc.
30

HERE FOR GOOD